Exhibit 4.26

Letter of Confirmation

Whereas:

1.           I, Fu Qianneng, a citizen of the People’s Republic of China, ID No.: (                   ), a shareholder of Chongqing Rui Zhihe E-commerce Co., Ltd., holding 95% equity (“my equity”) of the company;

2.           I have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

As a party to such Agreements, I hereby confirm that:

I will make proper arrangement in advance, to ensure that, in case of death, incapacity and divorce of me or other circumstances that may affect the performance of my obligations hereunder, my successor, guardian, creditor, spouse or any other person who may obtain my equity or related rights (“successor of my equity”) will agree that:

(1)         My equity shall and may be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(2)         Such Agreements shall be applicable to legitimate rights and interests in my equity which may be obtained by successor of my equity;

(3)         Under no circumstance, with respect to my equity, will the successor of my equity  make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Fu Qianneng
Fu Qianneng

September 25th, 2020

Letter of Confirmation

Whereas:

1.           I, Teng Xiaoling, a citizen of the People’s Republic of China, ID No.: (                   ), the spouse of Fu Qianneng who is a shareholder of Chongqing Rui Zhihe E-commerce Co., Ltd.;

2.           Fu Qianneng have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

I hereby confirm that I have read and am familiar with such Agreements and that I will be a party to and bound by such Agreements when necessary.

I further confirm and agree:

(1)         Under all circumstances, the equity held by Fu Qianneng (“equity held by Fu Qianneng”) as stated in such Agreements shall be owned by Fu Qianneng. Fu Qianneng is entitled to mortgage, sell or otherwise dispose of such equity in accordance with such Agreements, without my consent;

(2)         With respect to the equity held by Fu Qianneng, Fu Qianneng is entitled to enter into any modifications and changes to such Agreements, without my signature, confirmation, consent or affirmation;

(3)         Under no circumstance, with respect to the equity held by Fu Qianneng, will I make any claim or take any action which conflicts with such Agreements;

(4)         Any portion of the equity held by Fu Qianneng that may be owned by me (“my equity”) shall and can be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(5)         When necessary, I will agree to enter into and become a party to such Agreements and warrant that any modification and change to such Agreements will not conflict with the rights and obligations of Fu Qianneng under such Agreements;

(6)         Under no circumstance, with respect to my equity, will I make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Teng Xiaoling
Teng Xiaoling

September 25th, 2020

Letter of Confirmation

Whereas:

1.           I, Zhu Jing, a citizen of the People’s Republic of China, ID No.: (                   ), a shareholder of Chongqing Rui Zhihe E-commerce Co., Ltd., holding 5% equity (“my equity”) of the company;

2.           I have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

As a party to such Agreements, I hereby confirm that:

I will make proper arrangement in advance, to ensure that, in case of death, incapacity and divorce of me or other circumstances that may affect the performance of my obligations hereunder, my successor, guardian, creditor, spouse or any other person who may obtain my equity or related rights (“successor of my equity”) will agree that:

(1)         My equity shall and may be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(2)         Such Agreements shall be applicable to legitimate rights and interests in my equity which may be obtained by successor of my equity;

(3)         Under no circumstance, with respect to my equity, will the successor of my equity  make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Zhu Jing
Zhu Jing

September 25th, 2020

Letter of Confirmation

Whereas:

1.           I, Chen Wei, a citizen of the People’s Republic of China, ID No.: (                   ), the spouse of Zhu Jing who is a shareholder of Chongqing Rui Zhihe E-commerce  Co., Ltd.;

2.           Zhu Jing have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Chongqing Rui Zhihe E-commerce Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

I hereby confirm that I have read and am familiar with such Agreements and that I will be a party to and bound by such Agreements when necessary.

I further confirm and agree:

(1)         Under all circumstances, the equity held by Zhu Jing (“equity held by Zhu Jing”) as stated in such Agreements shall be owned by Zhu Jing . Zhu Jing  is entitled to mortgage, sell or otherwise dispose of such equity in accordance with such Agreements, without my consent;

(2)         With respect to the equity held by Zhu Jing, Zhu Jing is entitled to enter into any modifications and changes to such Agreements, without my signature, confirmation, consent or affirmation;

(3)         Under no circumstance, with respect to the equity held by Zhu Jing, will I make any claim or take any action which conflicts with such Agreements;

(4)         Any portion of the equity held by Zhu Jing that may be owned by me (“my equity”) shall and can be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(5)         When necessary, I will agree to enter into and become a party to such Agreements and warrant that any modification and change to such Agreements will not conflict with the rights and obligations of Zhu Jing under such Agreements;

(6)         Under no circumstance, with respect to my equity, will I make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Chen Wei
Chen Wei

September 25th, 2020